UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-12

nDivision Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

nDivision Inc.

7301 N. State Hwy 161

Irvine, TX 75039

SUPPLEMENT TO THE NOTICE OF 2021 ANNUAL MEETING OF THE SHAREHOLDERS AND PROXY STATEMENT DATED SEPTEMBER 7, 2021 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON October 11, 2021

This proxy statement supplement (the “Proxy Supplement”) amends and supplements the definitive proxy statement filed by nDivision Inc.,. (the “Company”) with the Securities and Exchange Commission on September 1, 2021 regarding the 2021 Annual Meeting of Shareholders of the Company (the “Proxy Statement”). Except as amended below by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged.

This Proxy Supplement provides updated information with respect to the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of nDivision Inc. to be held on October 11, 2021.

On September 7, 2021, the Company commenced distribution of the Notice of 2021 Annual Meeting of Shareholders and Definitive Proxy Statement (the "Notice and Proxy Statement") for the Annual Meeting. This Proxy Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”), should be read in conjunction with the Notice and Proxy Statement.

I. WITHDRAWAL OF NOMINEE FOR ELECTION AS DIRECTOR

On September 20, 2021, John Gould notified the Company of his resignation from the Board, effective on September 20, 2021. Mr. Gould’s resignation does not arise from any disagreement on any matter relating to the Company’s strategy, operations, policies or practices. Due to his resignation, Mr. Gould’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. The Board has determined that it will not nominate a replacement Director for election at the Annual Meeting.

II. VOTING MATTERS

If you have already returned your proxy voting card or voting instruction form, you do not need to take any action unless you wish to change your vote. Proxy voting cards and voting instruction forms already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy voting cards or voting instruction forms returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the proxy voting card or voting instruction form, except that votes will not be cast for Mr. Gould because he is no longer standing for re-election. If you have not yet returned your proxy voting card or voting instruction form, please fill in the proxy card or voting instruction form disregarding Mr. Gould’s name as a nominee for election as Director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Proxy Supplement, and shares represented by proxy voting cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy voting card or voting instruction form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Notice and Proxy Statement.

2